                                  Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT

A.   JDN Realty Corporation Subsidiaries                  State of Incorporation
                                                          or Organization

     Black Cherry Limited Liability Company               Colorado
     JDN Realty AL, Inc.                                  Alabama
     JDN Realty Corporation, GP, Inc.                     Delaware
     Georgia Finance Corporation                          Delaware
     JDN West Allis Associates Limited Partnership        Georgia
     JDN Realty LP, Inc.                                  Delaware
     JDN Realty Holdings, L.P.                            Georgia
     Canal Street Partners, LLC                           Michigan
     Chesterfield Exchange, LLC                           Georgia
     Fayetteville Exchange, LLC                           Georgia
     JDN Development Company, Inc.                        Delaware

B.   Related Entities

(1)  JDN Development Company Subsidiaries
     ------------------------------------

     Fayetteville Black Investment, Inc.                  Georgia
     Duck Creek, LLC                                      Georgia
     Pecan Park, LLC                                      Mississippi
     Mitchell Bridge Associates, Inc.                     Georgia
     JDN of Alabama Realty Corporation                    Alabama
     JDN Intermountain Development Corp.                  Delaware
     Metro Station Development Company LLC                Mississippi
     WHF, Inc.                                            Georgia
     JDN Development Investment, L.P.                     Georgia
     JDN Development LP Inc.                              Delaware
     Hickory Hollow Exchange, LLC                         Georgia

(2)  Entities in which JDN Development Investment, L.P. is the General
     -----------------------------------------------------------------
     Partner and JDN Realty Holdings, L.P. is the Limited Partner
     ------------------------------------------------------------

     JDN Real Estate - Gulf Breeze II, L.P.               Georgia
     JDN Real Estate - Asheville, L.P.                    Georgia
     JDN Real Estate - Hamilton, L.P.                     Georgia
     JDN Real Estate - McDonough, II, L.P.                Georgia
     JDN Real Estate - Mesquite, L.P.                     Georgia
     JDN Real Estate - Overland Park, L.P.                Georgia
     JDN Real Estate - Lakeland, L.P.                     Georgia
     JDN Real Estate - Fayetteville, L.P.                 Georgia
     JDN Real Estate - Sacramento, L.P.                   Georgia
     JDN Real Estate - Stone Mountain, L.P.               Georgia

     JDN Real Estate - Norwood, LP                        Georgia
     JDN Real Estate - McKinney, L.P.                     Georgia
     JDN Real Estate - Frisco, L.P.                       Georgia
     JDN Real Estate - Pooler, L.P.                       Georgia
     JDN Real Estate - Erie, L.P.                         Georgia
     JDN Real Estate - West Lansing, L.P.                 Georgia
     JDN Real Estate - Hickory Creek, L.P.                Georgia
     JDN Real Estate - Parker Pavilions, L.P.             Georgia
     JDN Real Estate - Turner Hill, L.P.                  Georgia
     JDN Real Estate - Cumming, L.P.                      Georgia
     JDN Real Estate - Bridgewood Fort Worth, L.P.        Georgia
     JDN Real Estate - West Lafayette, L.P.               Georgia
     JDN Real Estate - Conyers, L.P.                      Georgia
     JDN Real Estate - Pioneer Hills, L.P.                Georgia
     JDN Real Estate - Pensacola, L.P.                    Georgia
     JDN Real Estate - Florence, L.P.                     Georgia
     JDN Real Estate - Pioneer Hills II, L.P.             Georgia

(3)  Entities in which JDN Realty Holdings, L.P. is the General Partner and
     ----------------------------------------------------------------------
JDN Development Investment, L.P. is the Limited Partner
-------------------------------------------------------

     JDN Real Estate - McDonough, L.P.                    Georgia

(4)  Other Related Entities
     ----------------------

     Pepperell Corners, L.P.1                             Alabama
     Goldberg Property Associates, Inc.2                  Colorado
     JDN - Zaremba Venture, LLC3                          Delaware
     JDN Intermountain Development,
         Parker Pavilion, LLC4                            Georgia
     JDN Intermountain Development,
         Pioneer Hills, LLC5                              Georgia
     Ft. Collins Partners, LLC6                           Colorado



____________________________

1 JDN of Alabama Realty Corporation owns a 1% general partnership interest and a 10.64% limited partnership interest in this entity.
2  This  entity  is a subsidiary of JDN Intermountain Development Corp.
3 JDN Real Estate - Pooler, L.P. owns a 50% interest in this entity and is the Managing Member. Zaremba Foxfield Pooler, LP owns the remaining 50% interest in this entity.
4 JDN Real Estate - Parker Pavilions, L.P. owns a 100% interest in this entity. 5 JDN Real Estate - Pioneer Hills, L.P. owns a 100% interest in this entity.
6  Goldberg Property Associates owns 100% interest in this entity.